FOR IMMEDIATE RELEASE

Snap One Acquires Staub Electronics in Strategic Move to Elevate Partner Experience in Canada

Acquisition brings together two long-time business partners to provide more product choice, faster fulfillment, and superior support for professional integrators across Canada.

CHARLOTTE, NORTH CAROLINA, January 20, 2022 — Snap One (NASDAQ: SNPO) today announced it has acquired long-time Canadian distribution partner Staub Electronics in a move to enhance the Partner experience throughout Canada and expand the company’s North American local branch footprint. The Staub acquisition reflects Snap One’s continued execution of its accretive acquisition strategy, further establishing the company as a seasoned acquirer of strategic assets.

According to Snap One CEO John Heyman, the acquisition brings together two companies that have worked together for over 10 years and share a core commitment to empowering professional integrators by providing exceptional service and a comprehensive product portfolio.

“This acquisition will strengthen our capabilities across Canada, introducing a wider range of products, providing faster turnaround times on orders, allowing for same-day order pick-ups, and delivering more product choice than ever before for our Canadian Partners,” said John Heyman. “By making Staub part of Snap One, we can bring the Snap One local branch experience to Canada. With this transaction now complete, we are excited to continue pursuing our disciplined M&A strategy as part of our broader growth initiatives."

Staub President Scott Trotter, Vice President Bryan Sack, and their entire management team will continue to run the business, while founder Dave Mason will retire. Staub will continue to support all of its current lines of business, including its automotive division.

According to Staub Electronics President Scott Trotter, “We’re excited to officially become part of the Snap One family. For years, our two companies have worked together to meet the needs of professional integrators in Canada, and now we plan to raise our customer experience to a whole new level.”

The acquisition brings Snap One’s local branch footprint to a total of 33 locations, further expanding its comprehensive network to allow Partners in more regions to procure on-demand products, training and in-person customer service. The Snap One omni-channel strategy of complementing its leading e-commerce capabilities with best-in-class local branches began in 2018 with the acquisition of Allnet Distributing, and the company has invested heavily to expand its local branch footprint over the past three years. Many local branches provide integrators with a wide range of fulfillment options, including 24-hour will-call rooms, job-site delivery, and self-shopping experiences.

Founded in 1981, Staub is one of Canada's leading distributors of technology solutions focused on residential and commercial AV integrators, and automotive electronics installers. The company prides itself on being a trusted partner to the Canadian market with a dedication to customer service, operational excellence and offering a broad selection of solution‐oriented products.

About Snap One
Established in 2005 and based in Charlotte, North Carolina, Snap One is a manufacturer and exclusive source of A/V, security, control, networking and remote management products for professional integrators. Control4 is Snap One’s premier brand for automation and control. Snap One is an industry leader in the pro-install channel and helps integrators build their businesses by providing a wide range of high-quality products, easily accessible through an intuitive website and backed by award-winning service and support. With a vast catalogue of today’s most popular brands, Snap One is the premier choice for professional installers across the globe. With 31 local branches in the US and two in Canada, Snap One blends the benefits of e-commerce with the convenience of same-day pickup. Additional information about Snap One and its products can be found at www.SnapOne.com.

Forward-Looking Statements Disclosure
This Press Release may include forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks, uncertainties and other factors, including risks and uncertainties related to the Company’s business and acquisition of Staub Electronics Ltd. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any statements of expectation or belief and any statements of assumptions underlying any of the foregoing. These risks, uncertainties and other factors, and the general risks associated with the Company’s business, could cause actual results to differ materially from those referred to in the forward-looking statements. The reader is cautioned not to rely on these forward-looking statements. All forward-looking statements are based on information currently available to the Company and are qualified in their entirety by this cautionary statement. For a discussion of these and other risks and uncertainties, please refer to the Company’s filings with the Securities and Exchange Commission. Except as required by law, the Company does not assume any obligation to update any such forward-looking statements.